UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 9, 2019
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Greenway Plaza, Suite 2400, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest, $.01 par value	CPT	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected to not use the extended transition period for complying with any new or revised financial accounting standards provided pursuant of Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
As of the record date for the Annual Meeting, there were 99,206,736 common shares outstanding. Of this amount, 2,532,070 common shares were held in the Company’s deferred benefit plans and were not entitled to vote. At the Annual Meeting, 87,801,884 common shares were voted in person or by proxy. The Company’s shareholders voted on the following matters at the Annual Meeting:

1.	Election of ten Trust Managers nominated by the Board of Trust Managers to hold office for a one-year term;

2.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019; and

3.	On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement;

Each of these matters was approved by the requisite number of shareholder votes. The results of the shareholder votes are set forth below.

Board of Trust Managers

	Affirmative	Withheld
Richard J. Campo	81,512,856	2,899,134
Heather J. Brunner	83,768,419	643,571
Scott S. Ingraham	77,763,863	6,648,127
Renu Khator	84,320,255	91,735
William B. McGuire, Jr.	79,388,012	5,023,978
D. Keith Oden	83,490,949	921,041
William F. Paulsen	82,633,974	1,778,016
Frances Aldrich Sevilla-Sacasa	84,291,502	120,488
Steven A. Webster	77,183,249	7,228,741
Kelvin R. Westbrook	83,049,161	1,362,829

There were 3,389,894 broker non-votes with respect to the election of Trust Managers.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions	Broker Non-Votes
85,393,519	2,325,417	82,948	-0-

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
77,965,759	6,320,980	125,251	3,389,894

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019
CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer